Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 11, 2012, accompanying the balance sheet as of September 30, 2012 of SQN AIF IV GP, LLC as contained in this Registration Statement and Prospectus in Amendment No. 1 to Form S-1. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”

 /s/ Holtz Rubenstein Reminick, LLP

New York, New York

December 5, 2012